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                                                                      EXHIBIT 13

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                   CANADIAN GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                     COLLINS & AIKMAN HOLDINGS CANADA INC.,


                          COLLINS & AIKMAN CANADA INC.,


                         COLLINS & AIKMAN PLASTICS, LTD.


                   C & A CANADA INTERNATIONAL HOLDINGS LIMITED



                   and certain other entities that may become
                        a party hereto from time to time


                                   in favor of


                       THE CHASE MANHATTAN BANK OF CANADA,
                          as Canadian Collateral Agent


                          Dated as of February 23, 2001




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                                Table of Contents

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                                                                                                                Page
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Section 1.        DEFINED TERMS...................................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Other Definitional Provisions...................................................................6

Section 2.        GUARANTEE.......................................................................................7
         2.1      Guarantee.......................................................................................7
         2.2      Right of Contribution...........................................................................8
         2.3      No Subrogation..................................................................................8
         2.4      Amendments, etc.................................................................................9
         2.5      Guarantee Absolute and Unconditional............................................................9
         2.6      Reinstatement..................................................................................10
         2.7      Payments.......................................................................................10
         2.8      Judgment Currency..............................................................................10

Section 3.        GRANT OF SECURITY INTEREST.....................................................................11
         3.1      Grant of Security Interest.....................................................................11
         3.2      Exception to Last Day..........................................................................12
         3.3      Liability for Deficiency.......................................................................12

Section 4.        PLEDGE.........................................................................................12
         4.1      Pledge.........................................................................................12
         4.2      Delivery of Pledged Collateral.................................................................13
         4.3      Attachment of Security Interest................................................................13

Section 5.        REPRESENTATIONS AND WARRANTIES.................................................................13
         5.1      Title..........................................................................................13
         5.2      Perfected First Priority Liens.................................................................13
         5.3      Jurisdiction of Organization...................................................................14
         5.4      Inventory and Equipment........................................................................14
         5.5      Pledged Collateral.............................................................................14
         5.6      Receivables....................................................................................14
         5.7      Intellectual Property..........................................................................15

Section 6.        COVENANTS......................................................................................15
         6.1      Delivery of Instruments........................................................................15
         6.2      Maintenance of Insurance.......................................................................15
         6.3      Payment of Obligations.........................................................................16
         6.4      Maintenance of Perfected Security Interest.....................................................16
         6.5      Changes in Locations, Name, etc................................................................17
         6.6      Notices........................................................................................17
         6.7      Pledged Stock..................................................................................17
         6.8      Receivables....................................................................................18
         6.9      Intellectual Property..........................................................................18
         6.10     Canada Holdings and C & A International........................................................19

Section 7.        REMEDIAL PROVISIONS............................................................................19



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
         7.1      Certain Matters Relating to Receivables........................................................19
         7.2      Communications with Obligors...................................................................19
         7.3      Pledged Collateral.............................................................................20
         7.4      Proceeds to be Turned Over to Canadian Collateral Agent........................................21
         7.5      Application of Proceeds........................................................................21
         7.6      PPSA and other Remedies........................................................................21
         7.7      Private Sale...................................................................................22
         7.8      Appointment of Receiver........................................................................23
         7.9      Exercise of Rights by the Canadian Collateral Agent............................................24
         7.10     Waiver; Deficiency.............................................................................24

Section 8.        THE CANADIAN COLLATERAL AGENT..................................................................24
         8.1      Canadian Collateral Agent's Appointment as Attorney-in-Fact, etc...............................24
         8.2      Duty of Canadian Collateral Agent..............................................................25
         8.3      Authority of Canadian Collateral Agent.........................................................26
         8.4      Grant of Licence to Use Intellectual Property..................................................26

Section 9.        MISCELLANEOUS..................................................................................26
         9.1      Amendments in Writing..........................................................................26
         9.2      Notices........................................................................................26
         9.3      No Waiver by Course of Conduct; Cumulative Remedies............................................26
         9.4      Enforcement Expenses; Indemnification..........................................................27
         9.5      Successors and Assigns.........................................................................27
         9.6      Set-Off........................................................................................27
         9.7      Counterparts...................................................................................28
         9.8      Severability...................................................................................28
         9.9      Section Headings...............................................................................28
         9.10     Integration....................................................................................28
         9.11     Paramountcy....................................................................................28
         9.12     Governing Law..................................................................................28
         9.13     Submission To Jurisdiction; Waivers............................................................28
         9.14     Acknowledgements...............................................................................29
         9.16     Amalgamation...................................................................................29
         9.17     Releases.......................................................................................29
         9.18     Waiver of Jury Trial...........................................................................30


SCHEDULES

Schedule 1        Notice Addresses
Schedule 2        Description of Pledged Collateral
Schedule 3        Perfection Matters
Schedule 4        Jurisdictions of Organization, Chief Executive Offices, etc.
Schedule 5        Inventory and Equipment Locations
Schedule 6        Intellectual Property
Schedule 7        Books and Records Concerning Receivables

ANNEXES

Annex 1  Assumption Agreement
Annex 2  Pledge Supplement
Annex 3  Revocable Proxy

                   CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

                  CANADIAN GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 23, 2001, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Canadian Grantors"), in favor of THE CHASE MANHATTAN BANK OF CANADA, as Canadian collateral agent (in such capacity, the "Canadian Collateral Agent") for the Secured Parties (defined below).

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, Collins & Aikman Corporation, as Guarantor, Collins & Aikman Products Co., as Borrower (the "Company"), Collins & Aikman Canada Inc. ("C&A Canada"), Collins & Aikman Plastics, Ltd. ("C&A Plastics"; and collectively with C&A Canada, the "Canadian Borrowers"), certain financial institutions (the "Lenders"), The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, and The Chase Manhattan Bank, as Administrative Agent, have entered into the Credit Agreement, dated as of May 28, 1998, as amended and restated through February 23, 2001 (such agreement as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to the Company and the Canadian Borrowers;

                  WHEREAS, the Canadian Borrowers are members of an affiliated group of companies that includes each other Canadian Grantor;

                  WHEREAS, the proceeds of the extensions of credit to the Canadian Borrowers under the Credit Agreement will be used in part to enable the Canadian Borrowers to make valuable transfers to one or more of the other Canadian Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the Canadian Borrowers and the other Canadian Grantors are engaged in related businesses, and each Canadian Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit to the Canadian Borrowers under the Credit Agreement;

                  WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Canadian Grantors shall have entered into the guarantees, granted the security interests and undertaken the obligations contemplated by this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Canadian Lenders to make Loans and other extensions of credit to the Canadian Borrowers under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Canadian Grantor hereby agrees with the Canadian Collateral Agent as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the terms "Goods", "Chattel Paper", "Document of Title", "Intangible", "Security", "Accession", "Money", "financing statement" and "financing change statement" whenever used herein shall be interpreted in accordance with their respective meanings as defined or when used in the Personal Property Security Act (Ontario),


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                                                                               2


as amended from time to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the "PPSA". The term "Goods" when used herein shall not include "consumer goods" of any Canadian Grantor as that term is defined in the PPSA.

         (b)      The following terms shall have the following meanings:

                  "Accounts": all "accounts," as such term is defined in the PPSA, now owned or hereafter acquired by any Canadian Grantor and, in any event, including (a) all accounts receivable, other receivables, book debts, claims and other forms of obligations (other than forms of obligations evidenced by chattel paper, securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Canadian Grantor, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
PPSA), (b) all of each Canadian Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Canadian Grantor's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Canadian Grantor, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Canadian Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of such Canadian Grantor) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any person with respect to any of the foregoing.

                  "Agreement": this Canadian Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Canadian Borrower Obligations": with respect to each Canadian Borrower, the collective reference to any and all obligations of (i) each of the Canadian Borrowers under the Credit Agreement, the Notes, the Letters of Credit and the other Loan Documents, including, without limitation, the principal of, and premium, if any, and interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to the Canadian Borrowers would accrue on such obligations, whether a claim is allowed against the Canadian Borrowers for interest in any such proceedings), on, all Loans, drawings under the Letters of Credit and payments for early termination and the fees, costs, expenses (including, without limitation, reasonable legal fees and expenses of counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising, of the Canadian Borrowers under or in connection with the Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of the Canadian Borrowers or from time to time renew them after they have been satisfied and (ii) each of the Canadian Borrowers under the Interest Rate Agreements entered into by the Canadian Borrowers, or either of them, with a counterparty that is a Lender.

                  "Canadian Holdings": shall mean Collins & Aikman Holdings Canada Inc., a Canada corporation.

                  "Canadian Grantors": as defined in the first page of this Agreement.

                  "Canadian Interest Rate Agreements": all Interest Rate Agreements entered into by any Canadian Borrower with any Canadian Lenders (or any Affiliate of a Canadian Lender).

                  "Canadian Obligations":


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                                                                               3


                           (a) in the case of each Canadian Borrower, its Canadian Borrower Obligations, and

                           (b) in the case of each Guarantor, its Guarantor Obligations.

                  "Collateral": as defined in Section 3.

                  "Collateral Account": any collateral account established by the Canadian Collateral Agent as provided in Section 7.1 or 7.4.

                  "Confidential Information": the trade secrets, confidential information and confidential know-how in which any Canadian Grantor now or hereafter has an interest. Confidential Information includes, without limitation, information of the following types with respect to any Canadian
Grantor:

                  (a)      all unpatented inventions,

                  (b)      all customer and supplier lists for the business,

                  (c) all unpublished studies and data, prototypes, drawings, design and construction specifications and production, operating and quality control manuals used in the business,

                  (d)      all marketing strategies and business plans,

                  (e)      all current or proposed business opportunities, and

                  (f) all documents, materials and media embodying other items of Confidential Information.

                  "Copyrights": all copyrights that any Canadian Grantor now or hereafter owns or uses, including, without limitation, all copyrights in the works listed on Schedule 6. Copyrights include:

                  (a) all copyrights and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Copyright Office or in any similar office or agency in any other country or any political subdivision thereof, and

                  (b)      all restorations, extensions or renewals thereof.

                  "Designs": all industrial designs, design patents and other designs that any Canadian Grantor now or hereafter owns or uses, including, without limitation, all industrial designs, design patents and other designs listed on Schedule 6. Designs include:

                  (a) all registrations and recordings thereof and all applications in connection therewith including all registrations, recordings and applications that have been or shall be made or filed in the Canadian Industrial Design Office or any similar office in any country in the world and all records thereof and all reissues, extensions or renewals thereof, and

                  (b)      all common law and other rights in the above.
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                                                                               4


                  "Equipment": all "equipment", as such term is defined in the PPSA, now owned or hereafter acquired by any Canadian Grantor, wherever located and, in any event, including all such Canadian Grantor's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "GAAP": generally accepted accounting principles in Canada in affect from time to time.

                  "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Canadian Collateral Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document to which such Grantor is a party).

                  "Guarantors": the collective reference to each Canadian
Grantor.

                  "Instruments": any "instrument", as such term is defined in the PPSA, now owned or hereafter acquired by any Canadian Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property": the collective reference to all Confidential Information, Copyrights, Designs, Patents, Licence Agreements, Trademarks and Software.

                  "Intercompany Note": any promissory note evidencing loans made by any Canadian Grantor to Canadian Holdings or any of its Subsidiaries.

                  "Inventory": any "inventory", as such term is defined in the PPSA, now or hereafter owned or acquired by any Canadian Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Canadian Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Canadian Grantor's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "Issuers": the collective reference to each issuer of any Pledged Collateral.

                  "Lender Interest Rate Agreement" all Interest Rate Agreements entered into by any Borrower and any Lender (or any Affiliate of any Lender).

                  "Licence Agreements": the Licensor Licence Agreements and the Licensee Licence Agreements.

                  "Licensee Licence Agreements": all agreements pursuant to which any Canadian Grantor has obtained rights or an option to acquire rights to use any Copyright, Patent, Trademark, Design, Confidential Information, Software or other intellectual or industrial property owned by a Person including, without limitation, those agreements listed on Schedule 6.

                  "Licensor Licence Agreements": all agreements pursuant to which any Canadian Grantor has granted to a Person rights or an option to acquire rights to use any Copyright, Patent, Trademark, Design, Confidential Information, Software or other intellectual or industrial property owned by any Canadian Grantor or Licensed to any Canadian Grantor, including, without limitation, those agreements listed on Schedule 6.

                  "Motor Vehicles": "motor vehicle" as such term is defined in the PPSA and all tires and other appurtenances to any of the foregoing.

                  "Patents": all of the following in which any Canadian Grantor now holds or hereafter acquires any interest: (a) all letters patent of invention and all applications for letters patent and all registrations and recordings thereof, including registrations, recordings and applications in the Canadian Patent and Trademark Office or in any similar office or agency of Canada in any other country, and (b) all reissues, continuations, continuations-in-part, divisions or extensions thereof including, but not limited to, the Patents listed on Schedule 6.

                  "Pledged Collateral":  as defined in Section 4.

                  "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Canadian Grantor and all other promissory notes issued to or held by any Canadian Grantor (other than promissory notes issued in connection with extensions of trade credit by any Canadian Grantor in the ordinary course of business).

                  "Pledged Stock": the shares in the capital stock of any person listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of shares in the capital stock of any person that may be issued or granted to, or held by, any Canadian Grantor while this Agreement is in effect.

                  "Proceeds": all "proceeds", as such term is defined in the PPSA and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Canadian Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Canadian Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under colour of governmental authority), (c) any claim of any Canadian Grantor against third parties (i) for past, present or future infringement of any Patent or (ii) for past, present or future infringement or dilution of any Copyright, Trademark or Licence Agreement or for injury to the goodwill associated with any Trademark or Licence Agreement (d) any recoveries by any Canadian Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account); provided that any such right which is sold pursuant to a Permitted Receivables
Financing shall not be included in the term "Receivable" for so long as such right is subject to a Permitted Receivables Financing.

                  "Reimbursement Obligation": the obligation of the Canadian Borrowers to reimburse the Issuing Bank pursuant to Section 2.22 of the Credit Agreement for amounts drawn under Letters of Credit.

                  "Requirement of Law": as to any person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

                  "Secured Parties": the collective reference to (a) the Canadian Lenders (including in their capacities as counterparties to Canadian Interest Rate Agreements), (b) the Issuing Banks, (c) the Canadian Administrative Agent, and (d) the Canadian Collateral Agent.

                  "Securities Act": the Securities Act (Ontario), as amended.

                  "Security Interest": as defined in Section 3.

                  "Software": all computer programs and databases and portions thereof now owned or used or hereafter acquired or used by any Canadian Grantor in whatever form and on whatever medium those programs or databases or portions thereof are expressed, fixed, embodied or stored from time to time, and the copyright therein including, without limitation, those listed on Schedule 6. Software includes both the object code and source code versions of each such program and portions thereof and all corrections, updates, enhancements, translations, modifications, adaptations and new versions thereof together with both the media upon or in which such software, databases and portions thereof are expressed, fixed, embodied or stored (such as disks, diskettes, tapes and semiconductor chips) and all flow charts, manuals, instructions, documentation and other material relating thereto.

                  "Subsidiary Guarantor": each Guarantor, other than Canadian Holdings.

                  "Trademarks": all of the following now owned used or hereafter acquired or used by any Canadian Grantor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the Canadian Trademarks Office or in any similar office in any country or any political subdivision thereof; (b) all extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing including, but not limited to the trademarks listed on Schedule 6.

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Canadian Grantor, shall refer to such Canadian Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

                  2.1 Guarantee. (a) Each of the Guarantors makes the guarantees specified below severally and not jointly or jointly and severally:

                           (i) Canadian Holdings hereby unconditionally and irrevocably guarantees to the Canadian Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by C&A Canada when due (whether at the stated maturity, by acceleration or otherwise) of C&A Canada's Canadian Borrower Obligations and Guarantor Obligations;

                           (ii) C&A Canada hereby unconditionally and irrevocably guarantees to the Canadian Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by C&A Plastics when due (whether at the stated maturity, by acceleration or otherwise) of C&A Plastic's Canadian Borrower Obligations and Guarantor Obligations and the prompt and complete payment and performance by C&A International when due (whether at the stated maturity, by acceleration or otherwise) of C&A International's Guarantor Obligations;

                           (iii) C&A Plastics hereby unconditionally and irrevocably guarantees to the Canadian Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by C&A Canada when due (whether at the stated maturity, by acceleration or otherwise) of C&A Canada's Canadian Borrower Obligations and Guarantor Obligations and the prompt and complete payment and performance by C&A International when due (whether at the stated maturity, by acceleration or otherwise) of C&A International's Guarantor Obligations;

                           (iv) C&A International hereby unconditionally and irrevocably guarantees to the Canadian Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by C&A Canada and C&A Plastics when due (whether at the stated maturity, by acceleration or otherwise) of C&A Canada's and C&A Plastic's Canadian Borrower Obligations and Guarantor Obligations, respectively.

         (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under any applicable federal or provincial laws relating to the insolvency of debtors.

         (c) Each Guarantor agrees that the obligations of the party in respect of which it is providing a Guarantee may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Canadian Collateral Agent or any Secured Party hereunder.

         (d) The guarantee contained in this Section 2 shall be continuing and shall remain in full force and effect until all the Canadian Borrower Obligations and Guarantor Obligations (other than Canadian Obligations in respect of Canadian Interest Rate Agreements) shall have been satisfied by payment and performance in full (other than contingent obligations which, pursuant to the terms of this Agreement or the Credit Agreement, survive termination of this Agreement and the Credit Agreement and repayment of the Loans), no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Canadian Borrowers may be free from any Canadian Borrower Obligations. The Guarantor Obligations hereunder shall not be satisfied, reduced, affected or discharged by any intermediate payment, settlement or satisfaction of the whole or any part of the principal, interest, fees and other money or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Guarantor Obligations, the Canadian Borrower Obligations or the Loan Documents.

         (e) The Guarantor Obligations shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Guarantor Obligations (whether such payment shall have been by or on behalf of any Canadian Grantor) is rescinded or reclaimed from the Canadian Collateral Agent or any Secured Party upon the insolvency, bankruptcy, liquidation or reorganization of any Canadian Grantor or otherwise, all as though such payment had not been made.

         (f) No payment made by either of the Canadian Borrowers, any of the Guarantors, any other guarantor or any other person or received or collected by the Canadian Collateral Agent or any Secured Party from either of the Canadian Borrowers, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Canadian Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Canadian Borrower Obligations or any payment received or collected from such Guarantor in respect of the Canadian Borrower Obligations), remain liable for the Canadian Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Canadian Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

                  2.2 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Canadian Collateral Agent and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Canadian Collateral Agent and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

                  2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Canadian Collateral Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Canadian Collateral Agent or any Secured Party against any Canadian Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Canadian Collateral Agent or any Secured Party for the payment of the Canadian Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Canadian Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Canadian Collateral Agent and the Secured Parties by the Canadian Borrowers on account of the Canadian Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Canadian Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Canadian Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Canadian Collateral Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Canadian Collateral Agent, if required), to be applied against the Canadian Borrower Obligations, whether matured or unmatured, in such order as the Canadian Collateral Agent may determine.

                  2.4 Amendments, etc. with respect to the Canadian Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Canadian Borrower Obligations made by the Canadian Collateral Agent or any Secured Party may be rescinded by the Canadian Collateral Agent or such Secured Party and any of the Canadian Borrower Obligations continued, and the Canadian Borrower Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Canadian Collateral Agent or any Secured Party, and the Credit Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Canadian Collateral Agent (or the Required Lenders or all Lenders) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Canadian Collateral Agent or any Secured Party for the payment of the Canadian Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Canadian Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Canadian Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Canadian Borrower Obligations and notice of or proof of reliance by the Canadian Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Canadian Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees contained in this Section 2; and all dealings between any of the Canadian Borrowers and any of the Guarantors, on the one hand, and the Canadian Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Canadian Borrowers or any of the Guarantors with respect to the Canadian Borrower Obligations. Each Guarantor understands and agrees that the guarantees contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantees of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Canadian Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Canadian Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Canadian Borrower or any other person against the Canadian Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Canadian Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Canadian Borrower for the Canadian Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Canadian Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Canadian Borrower, any other Guarantor or any other person or against any collateral security or guarantee for any Canadian Borrower Obligations or any right of offset with respect thereto, and any failure by the Canadian Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Canadian Borrower, any other Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Canadian Borrower, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Canadian Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Canadian Borrower Obligations is rescinded or must otherwise be restored or returned by the Canadian Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Canadian Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Canadian Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7 Payments. Each payment to be made by any Guarantor hereunder in respect of the Guarantor Obligations shall be payable in the currency or currencies in which such Guarantor Obligations are denominated at the office of the Canadian Collateral Agent located at 1 First Canadian Place, 6900-100 King Street West, Toronto, Ontario, M5X 1A4 and shall be made:

                  (a) without set-off or counterclaim; and

                  (b) free and clear of and without deduction or withholding for or on account of any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding net income taxes or branch profit taxes or franchise taxes imposed in lieu of net income taxes imposed on the Canadian Collateral Agent or any Secured Party as a result of a present or former connection between the Canadian Collateral Agent or any Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any connection arising solely from the Canadian Collateral Agent or such Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement).

                  Without limiting the generality of the foregoing, if any taxes or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by any Guarantor hereunder, such Guarantor shall pay such additional amounts as may be necessary to ensure that the Canadian Collateral Agent receives a net amount equal to the full amount which it would have received had payment not been made subject to such taxes. Within thirty (30) days of each payment by such Guarantor hereunder of taxes or in respect of taxes, such Guarantor shall deliver to the Canadian Collateral Agent satisfactory evidence (including originals, or certified copies, of all relevant receipts) that such taxes have been duly remitted to the appropriate authority or authorities.

                  2.8 Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under this guarantee or under any other Loan Document to which such

Guarantor is a party in Dollars or Canadian Dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures, the Canadian Collateral Agent could purchase Dollars or Canadian Dollars, as the case may be, with such other currency in New York, New York or Toronto, Canada, as the case may be on the Business Day immediately preceding the day on which final judgment is given.

         (b) The obligations of each Guarantor in respect of any sum due to the Canadian Collateral Agent or any Secured Party hereunder or under any other Loan Document in Canadian Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Canadian Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the Canadian Collateral Agent or such Secured Party may in accordance with normal banking procedures purchase Canadian Dollars in the amount originally due to the Canadian Collateral Agent or such Secured Party with the judgment currency. If the amount of Canadian Dollars so purchased is less than the sum originally due to the Canadian Collateral Agent or such Secured Party, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Canadian Collateral Agent or such Secured Party against the resulting loss.

                     SECTION 3. GRANT OF SECURITY INTEREST

                  3.1 Grant of Security Interest. As continuing collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) by each Canadian Grantor of all of its Canadian Obligations, each Canadian Grantor hereby grants to Canadian Collateral Agent, for itself and for the benefit of each Secured Party, a security interest (the "Security Interest") in the undertaking of each such Canadian Grantor and in all of such Canadian Grantor's present and after acquired personal property including, without limitation, in all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Money and Securities now owned or hereafter owned or acquired by or on behalf of such Canadian Grantor (including such as may be returned to or repossessed by such Canadian Grantor) and in all Proceeds and renewals thereof, accretions thereto and substitutions therefor, and including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of such Canadian Grantor:

                  (a) all Inventory of whatever kind and wherever situate;

                  (b) all Equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

                  (c) all Accounts and book debts and generally all debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by such Canadian Grantor ("Debts");

                  (d) all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

                  (e) all contractual rights and insurance claims;

                  (f) all Intellectual Property;

                  (g) all Receivables; and

                  (h) all property described in any schedule now or hereafter annexed hereto.

                  The foregoing undertaking and property along with all Pledged Collateral are collectively referred to as the "Collateral". In addition, to secure the prompt and complete payment, performance and observation of the Canadian Obligations, each Canadian Grantor hereby grants to Canadian Collateral Agent, for itself and for the benefit of each Secured Party, a right of set-off against Collateral held by Canadian Collateral Agent or any Secured Party for any purposes.

                  Notwithstanding the foregoing, Collateral shall not include any Excluded Collateral and no Canadian Grantor shall be deemed to have granted a security interest in, any of such Canadian Grantor's right, title or interest in any Excluded Collateral.

3.2 Exception to Last Day. The Security Interest granted hereby shall not extend or apply to, and Collateral shall not include, the last day of the term of any lease or any extension or renewal thereof, oral or written, or agreement therefor, now held or hereafter acquired by any Canadian Grantor but upon the enforcement of the security interest hereunder, the applicable Canadian Grantor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

                  3.3 Liability for Deficiency. If the Collateral is realized upon and the security interest in the Collateral is not sufficient to satisfy all Canadian Obligations, each Canadian Grantor acknowledges and agrees that, subject to the provisions of the PPSA, such Canadian Grantor shall continue to be liable for any Canadian Obligations remaining outstanding and Canadian Collateral Agent shall be entitled to pursue full payment thereof.

                               SECTION 4. PLEDGE

                  4.1 Pledge. As continuing collateral security for the due payment by each Canadian Grantor of all of its Canadian Obligations, each Canadian Grantor hereby irrevocably mortgages, charges, assigns, transfers, delivers, hypothecates and pledges to Canadian Collateral Agent, and grants to Canadian Collateral Agent for the benefit of Canadian Collateral Agent and each of the Secured Parties, a security interest in all of the following (collectively, the "Pledged Collateral"):

                  (a) the Pledged Stock issued, granted to or held by such Canadian Grantor and the certificates representing such Pledged Stock, and all dividends, distributions, cash, Instruments, rights and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Stock;

                  (b) such additional shares of the capital of an Issuer from time to time acquired by such Canadian Grantor in any manner (which shares shall be deemed to be part of the Pledged Stock), and the certificates representing such additional shares, and all dividends, distributions, cash, Instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares;

                  (c) the Pledged Notes issued, granted to or held by such Canadian Grantor and all interest, cash, Instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of such Pledged Notes; and

                  (d) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                  4.2 Delivery of Pledged Collateral. (a) In order to better perfect the Canadian Collateral Agent's security interest therein, each Canadian Grantor agrees that all certificates representing Pledged Stock shall be executed in blank for transfer and shall be delivered to the Canadian Collateral Agent along with stock transfer powers duly executed in blank and shall remain in the custody of the Canadian Collateral Agent or, at the Canadian Collateral Agent's option, its nominee. If requested by the Canadian Collateral Agent at any time, any or all of the certificates representing Pledged Collateral shall be registered in the name of the Canadian Collateral Agent or, at the option of the Canadian Collateral Agent, its nominee. If at any time or from time to time after the date of this Agreement, any Canadian Grantor shall be entitled to receive or shall receive any Pledged Stock in addition to or in substitution or exchange for that described in Schedule 2, such Canadian Grantor will forthwith deliver such Pledged Stock to the Canadian Collateral Agent, along with a duly executed Pledge Supplement substantially in the form attached hereto as Annex 2. Each Canadian Grantor hereby directs any Issuer to, and each Issuer agrees that it shall, forthwith upon the issuance of any Pledged Stock, record on its share register that the Pledged Stock of such Issuer has been pledged in favour of the Canadian Collateral Agent or transferred into the name of the Canadian Collateral Agent or its nominee, as applicable. The applicable Canadian Grantor, or the applicable Issuer, shall promptly deliver to the Canadian Collateral Agent following such recordation a photocopy of the applicable share register evidencing such recordation certified by a responsible officer of such Issuer.

         (b) All Pledged Notes shall be delivered to and held by or on behalf of the Canadian Collateral Agent, for itself and the benefit of the Secured Parties, pursuant hereto. All Pledged Notes shall be endorsed by the applicable Canadian Grantor in form and substance satisfactory to the Canadian Collateral Agent.

                  4.3 Attachment of Security Interest. Each Canadian Grantor and the Canadian Collateral Agent hereby acknowledge that value has been given, such Canadian Grantor has rights in the Collateral and this Agreement constitutes a security agreement as that term is defined in the PPSA.

                   SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Canadian Collateral Agent and the Secured Parties to enter into the Credit Agreement and the Canadian Lenders to make and continue the Loans and other extensions of credit thereunder, each Canadian Grantor hereby represents and warrants to the Canadian Collateral Agent and each Secured Party that:

                  5.1 Title; No Other Liens. Except for the security interest granted to the Canadian Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by Section 6.04 of the Credit Agreement, such Canadian Grantor owns or has a valid interest in each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

                  5.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Canadian Grantor's

Canadian Obligations, enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws effecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceeding in equity or at law) and an implied covenant of good faith and fair dealing, against all creditors of such Canadian Grantor and any persons purporting to purchase any Collateral from such Canadian Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

                  5.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Canadian Grantor's jurisdiction of organization and the location of such Canadian Grantor's (a) chief executive office, (b) domicile (in the case of Quebec), (c) principal place of business, (d) corporate offices, (e) its books and records with respect to collateral and (f) obligors on Accounts, are each specified on Schedule 4.

                  5.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than in transit goods) and all other Collateral constituting Goods are kept at the locations listed on Schedule 5.

                  5.5 Pledged Collateral. (a) The shares of Pledged Stock pledged by each Canadian Grantor hereunder constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer owned by such Canadian Grantor.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and non-assessable.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors, rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

                  (d) Such Canadian Grantor is, and at the time of delivery of the Pledged Collateral to the Canadian Collateral Agent will be, the sole holder of record and the sole beneficial owner of, and has good and marketable title to, the Pledged Collateral pledged by it hereunder, free of any and all Liens or options in favour of, or claims of, any other person, except the security interest created by this Agreement and except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

                  5.6 Receivables. (a) The places where such Canadian Grantor keeps its records concerning such Canadian Grantor's Receivables constituting Collateral are listed on Schedule 7 or such other location or locations of which such Canadian Grantor shall have provided prior written notice to the Canadian Collateral Agent pursuant to Section 6.5 hereof.

                  (b) Except in the case of Receivables in an amount not in excess of C$25,000 in the aggregate at any time outstanding and any other Receivables with respect to which the applicable Canadian Grantor has complied with the Financial Administration Act (Canada), if necessary, none of the obligors on any Receivables is a Governmental Authority.

                  (c) The amount represented by such Canadian Grantor to the Secured Parties from time to time as owing to such Canadian Grantor in respect of the Receivables will at such times be the correct amount, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Canadian Grantor in accordance with GAAP.

                  (d) Canadian Holdings and C&A International do not own or have any rights or interest in any assets which would constitute Collateral hereunder (including, without limitation, "intangibles" as defined in the PPSA) other than the Pledged Collateral described in Schedule 2.

                  5.7 Intellectual Property. (a) Schedule 6 lists all Intellectual Property on the date hereof.

                  (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws effecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and has not been abandoned and to the best of each Canadian Grantor's knowledge does not infringe the intellectual property rights of any other person, in each case except in any respect that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (c) To the knowledge of each Canadian Grantor, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Canadian Grantor's rights in, any Intellectual Property set forth on Schedule 6 in any respect that could reasonably be expected to have a Material Adverse Effect.

         (d) No action or proceeding is pending, or, to the knowledge of such Canadian Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property set forth on
Schedule 6 or such Canadian Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a Material Adverse Effect.

                              SECTION 6. COVENANTS

                  Each Canadian Grantor covenants and agrees with the Canadian Collateral Agent and each Secured Party that, from and after the date of this Agreement until the Canadian Obligations (other than Canadian Obligations in respect of the Canadian Interest Rate Agreements) shall have been paid in full (other than contingent obligations which, pursuant to the terms of this Agreement or the Credit Agreement, survive the termination of this Agreement and the Credit Agreement and the repayment of the Loans), no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  6.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable in excess of C$250,000 under or in connection with any of the Collateral shall be or become evidenced by any Instrument, certificated Security or Chattel Paper, such Instrument, certificated Security or Chattel Paper shall be promptly delivered to the Canadian Collateral Agent, duly indorsed in a manner satisfactory to the Canadian Collateral Agent, to be held as Collateral pursuant to this Agreement.

                  6.2 Maintenance of Insurance. Such Canadian Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring against business interruption and insuring such Canadian Grantor's Inventory and Equipment against loss by fire, explosion, theft and such other casualties and (ii) to the extent requested by the Canadian Collateral Agent, insuring such Canadian Grantor, the Canadian Collateral Agent and the Secured Parties against liability for personal injury and property damage relating to such Inventory, Equipment and Motor Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Canadian Collateral Agent and the Secured Parties.

                  (b) All such insurance shall (i) name the Canadian Collateral Agent and each Secured Party as insured party or loss payee as its interest may appear and contain the standard mortgage clause by the insurer (in the form approved by the Insurance Bureau of Canada) that any loss thereunder shall be payable to the Canadian Collateral Agent and each Secured Party, (ii) include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Canadian Collateral Agent.

                  6.3 Payment of Obligations. Such Canadian Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labour, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Canadian Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  6.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Canadian Grantor shall maintain the security interest created by this Agreement in such Canadian Grantor's Collateral as a perfected security interest having at least the priority described in Section 5.2 and shall defend such security interest against the claims and demands of all persons whomsoever. (b) Such Canadian Grantor will furnish to the Canadian Collateral Agent and each Secured Party from time to time statements and schedules further identifying and describing the assets and property of such Canadian Grantor and such other reports in connection therewith as the Canadian Collateral Agent may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Canadian Collateral Agent, and at the sole reasonable expense of such Canadian Grantor, such Canadian Grantor will promptly and duly execute and deliver, for filing or recordation, as applicable, such further instruments and documents and take such further actions as the Canadian Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the PPSA (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Pledged Collateral and any other relevant Collateral, taking any actions necessary to comply with
Section 4.2 of this Agreement and otherwise enable the Canadian Collateral Agent to obtain possession of such Collateral in order to better perfect the Canadian Collateral Agent's security interests therein.

                  (d) Without limiting the generality of any provision herein, C&A Plastics, Canadian Holdings and C&A International each agree, upon the written request from the Canadian Collateral Agent, and at the sole reasonable expense of such Canadian Grantor(s), to execute and deliver to the Canadian Collateral Agent, within 30 days from the such request, Quebec security documents similar in form and substance to the Quebec security documents executed and delivered by C&A Canada to the Canadian Collateral Agent as of the date hereof; provided that C & A Plastics, Canadian Holdings and C & A International shall also deliver an opinion from counsel in respect of the Quebec security documents, in form and substance acceptable to the Canadian Collateral Agent.

                  6.5 Changes in Locations, Name, etc. Such Canadian Grantor will not, except upon 15 days' prior written notice to the Canadian Collateral Agent and delivery to the Canadian Collateral Agent of, (a) all additional executed financing statements and other documents reasonably requested by the Canadian Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

                  (a) permit any of the Inventory or Equipment having a value in excess of C$50,000 to be kept at a location other than those listed on Schedule 5;

                  (b) change its jurisdiction of organization or any of the information referred to in Section 5.3; or

                  (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Canadian Collateral Agent in connection with this Agreement would become misleading.

                  6.6 Notices. Such Canadian Grantor will advise the Canadian Collateral Agent and the Secured Parties promptly, in reasonable detail, of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Canadian Collateral Agent to exercise any of its remedies hereunder; and

                  (b) the occurrence of any other event which could reasonably be expected to have a material adverse affect on the aggregate value of the Collateral or on the security interests created hereby.

                  6.7 Pledged Stock. (a) Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Canadian Collateral Agent to be held by it hereunder as additional collateral security for the Canadian Obligations of such Canadian Grantor, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favour of the Canadian Collateral Agent, be delivered to the Canadian Collateral Agent to be held by it hereunder as additional collateral security for the Canadian Obligations of such Canadian Grantor. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Canadian Grantor, such Canadian Grantor shall, until such money or property is paid or delivered to the Canadian Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Canadian Grantor, as additional collateral security for the Canadian Obligations of such Canadian Grantor.

         (b) Without the prior written consent of the Canadian Collateral Agent, such Canadian Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof, (ii) create, incur or permit to exist any Lien or option in favour of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted by the Credit Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Canadian Grantor or the Canadian Collateral Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof.

         (c) In the case of each Canadian Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Canadian Collateral Agent promptly in writing of the occurrence of any of the events described in
Section 6.7 with respect to the Pledged Collateral issued by it and (iii) the terms of Sections 7.3(c) and 7.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(c) and
7.7 with respect to the Pledged Stock issued by it.

                  6.8 Receivables. (a) Other than in the ordinary course of business, such Canadian Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable unless such extensions, compromises, settlements, releases, credits, discounts, amendments, supplements or modifications could not reasonably be expected to materially adversely affect the value of the Receivables constituting Collateral taken as a whole.

                  (b) Such Canadian Grantor will deliver to the Canadian Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  6.9 Intellectual Property. (a) Such Canadian Grantor (either itself or through licensees) will not knowingly do any act that uses any material Intellectual Property to infringe the intellectual property rights of any other person.

                  (b) Such Canadian Grantor will notify the Canadian Collateral Agent and the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owed by such Canadian Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development regarding such Canadian Grantor's ownership of, or the validity of, any Intellectual Property or such Canadian Grantor's right to register the same or to own and maintain the same, except in each case in which such Canadian Grantor has reasonably determined that any of the foregoing is not of material economic value to it.

                  (c) Whenever such Canadian Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property owned by such Canadian Grantor with the Canadian Patent and Trademark Office, the Canadian Copyright Office or the Canadian Industrial Design Office, such Canadian Grantor shall report such filing to the Canadian Collateral Agent within 30 days after the last day of the fiscal year in which such filing occurs. Upon request of the Canadian Collateral Agent, such Canadian Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Canadian Collateral Agent may request to evidence the Canadian Collateral Agent's and the Secured Parties security interest in any Copyright, Patent, Design or Trademark and the goodwill and general intangibles of such Canadian Grantor relating thereto or represented thereby.

                  (d) If and to the extent that such Canadian Grantor considers it to be in its best interests to do so, such Canadian Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the Canadian Patent and Trademark office or the Canadian Copyright office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property owned by such Canadian Grantor, including without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (e) In the event that any material Intellectual Property owned by such Canadian Grantor is infringed, misappropriated or diluted, by a third party, such Canadian Grantor shall, unless such Canadian Grantor has reasonably determined that such Intellectual Property is not of material economic value to it, promptly notify the Canadian Collateral Agent after it learns thereof and take such actions as such Canadian Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property including suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and recovering any and all damages for such infringement, misappropriation or dilution.

                  6.10 Canadian Holdings and C&A International. Canadian Holdings and C&A International shall (i) provide the Canadian Collateral Agent with 10 days written notice prior to acquiring or obtaining any rights or interests in any new Collateral, and (ii) execute and register all documents (including financing statements) requested by the Canadian Collateral Agent pursuant to Section 6.4 in order to perfect a first priority Lien over the new Collateral in favor of the Canadian Collateral Agent.

                         SECTION 7. REMEDIAL PROVISIONS

                  7.1 Certain Matters Relating to Receivables. (a) The Canadian Collateral Agent hereby authorizes each Canadian Grantor to collect such Canadian Grantor's Receivables, and the Canadian Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Canadian Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Canadian Grantor,
(i) shall be forthwith (and, in any event, within two Business Days) deposited by such Canadian Grantor in the exact form received, duly indorsed by such Canadian Grantor to the Canadian Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Canadian Collateral Agent, subject to withdrawal by the Canadian Collateral Agent for the account of the Secured Parties only as provided in Section 7.5, and (ii) until so turned over, shall be held by such Canadian Grantor in trust for the Canadian Collateral Agent and the Secured Parties, segregated from other funds of such Canadian Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (b) At the Canadian Collateral Agent's request at such time as an Event of Default is continuing, each Canadian Grantor shall deliver to the Canadian Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  7.2 Communications with Obligors; Canadian Grantors Remain Liable. (a) The Canadian Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Canadian Collateral Agent's satisfaction the existence, amount and terms of any Receivables.

                  (b) Upon the request of the Canadian Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Canadian Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Canadian Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Canadian Collateral Agent.

                  Anything herein to the contrary notwithstanding, each Canadian Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Canadian Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Canadian Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Canadian Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Canadian Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  7.3 Pledged Collateral. (a) With respect to the Pledged Stock, the Canadian Collateral Agent shall deliver a proxy (the "Proxy"), substantially in the form attached hereto as Annex 3, to the relevant Canadian Grantor under which, so long as no Event of Default has occurred and is continuing and the Canadian Collateral Agent has not given notice to the relevant Canadian Grantor of the Canadian Collateral Agent's intent to exercise its corresponding rights pursuant to Section 7.3(b), such Canadian Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would materially impair the Pledged Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

         (b) If an Event of Default shall occur and be continuing and the Canadian Collateral Agent shall give notice of its intent to exercise such rights to the relevant Canadian Grantor or Canadian Grantors, all rights of the relevant Canadian Grantor under the Proxy shall cease and the Canadian Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Canadian Obligations of such Canadian Grantor in such order as the Canadian Collateral Agent may determine as provided in Section 7.5, and the Canadian Collateral Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or issuers or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Canadian Grantor or the Canadian Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Canadian Collateral Agent may determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it and for any acts of gross negligence or willful misconduct with respect to such property, but the Canadian Collateral Agent shall have no duty to any Canadian Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing except for any acts of gross negligence or willful misconduct in connection with such exercise, failure or delay.

         (c) Each Canadian Grantor hereby authorizes and instructs each Issuer of any Pledged Collateral pledged hereunder to (i) comply with any instruction received by it from the Canadian Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Canadian Grantor, and each Canadian Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Canadian Collateral Agent.

                  7.4 Proceeds to be Turned Over to Canadian Collateral Agent. In addition to the rights of the Canadian Collateral Agent and the Secured Parties specified in Section 7.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, and the Canadian Collateral Agent shall have instructed the Canadian Grantor to do so, all Proceeds received by any Canadian Grantor consisting of cash, cheques and other near cash items shall be held by such Canadian Grantor in trust for the Canadian Collateral Agent and the Secured Parties, segregated from other funds of such Canadian Grantor, and shall, forthwith upon receipt by such Canadian Grantor, be turned over to the Canadian Collateral Agent in the exact form received by such Canadian Grantor (duly indorsed by such Canadian Grantor to the Canadian Collateral Agent, if required). All Proceeds received by the Canadian Collateral Agent hereunder shall be held by the Canadian Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Canadian Collateral Agent in a Collateral Account (or by such Canadian Grantor in trust for the Canadian Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Canadian Obligations of the applicable Canadian Grantor and shall not constitute payment thereof until applied as provided in Section 7.5.

                  7.5 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Canadian Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Canadian Collateral Agent, be held by the Canadian Collateral Agent as Collateral for, and/or then, or at any time thereafter, be applied in full or in part by the Canadian Collateral Agent against, the Canadian Obligations in the following order of priority:

                           FIRST: to the payment of all costs and expenses of
                  such sale, collection or other realization, including reasonable compensation to the Canadian Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Canadian Collateral Agent in connection therewith, and all amounts for which the Canadian Collateral Agent is entitled to indemnification hereunder and all advances made by the Canadian Collateral Agent hereunder for the account of any Canadian Grantor, and the payment of all costs and expenses paid or incurred by the Canadian Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 9.4;

                           SECOND: to the payment or collateralization in full
                  of the Canadian Obligations; and

                           THIRD: after payment in full of the amounts specified
                  in the preceding two subparagraphs of this Section 7.5, to the payment to or upon the order of the Canadian Grantors, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                  7.6 PPSA and other Remedies. If an Event of Default shall occur and be continuing, the Canadian Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Canadian Obligations, all rights and remedies of a secured party under the PPSA or any other applicable law. Without limiting the generality of the foregoing, the Canadian Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Canadian Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may upon the occurrence and during the continuance of an Event of Default forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Canadian Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Canadian Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Canadian Grantor, which right or equity is hereby waived and released. Each Canadian Grantor further agrees, at the Canadian Collateral Agent's request, to assemble the Collateral and make it available to the Canadian Collateral Agent at places which the Canadian Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Canadian Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Canadian Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable legal, fees and disbursements, to the payment in whole or in part of the applicable Canadian Obligations, in such order as the Canadian Collateral Agent may elect, and only after such application and after the payment by the Canadian Collateral Agent of any other amount required by any provision of law, need the Canadian Collateral Agent account for the surplus, if any, to the applicable Canadian Grantor. To the extent permitted by applicable law, each Canadian Grantor waives all claims, damages and demands it may acquire against the Canadian Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 15 days before such sale or other disposition.

                  7.7 Private Sale. (a) If, at any time when the Canadian Collateral Agent shall be entitled and shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder and such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively qualified for distribution to the public under the Securities Act (or similar statute), the Canadian Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Canadian Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 7.7, and shall not be required to effect such qualification or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, the Canadian Collateral Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a prospectus for the purpose of qualifying such Pledged Collateral or part thereof could be or shall have been filed under the Securities Act (or similar statute) and (y) may approach and negotiate with a single possible purchaser to effect such sale. In addition to a private sale as provided above in this Section 7.7, if any of the Pledged Collateral shall not be freely distributable to the public without qualification by way of prospectus under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 7.7, then the Canadian Collateral Agent shall not be required to effect such qualification or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

                           (i) as to the financial sophistication and ability of
                  any person permitted to bid or purchase at any such sale;

                           (ii) as to the content of legends to be placed upon
                  any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

                           (iii) as to the representations required to be made
                  by each person bidding or purchasing at such sale relating to that person's access to financial information about such Grantor and such person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

                           (iv) as to such other matters as the Canadian
                  Collateral Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to qualify) may be effected in compliance with the Securities Act (or similar statute) and other laws affecting the enforcement of creditors' rights.

                  (b) The Canadian Grantors acknowledge that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a prospectus under the Securities Act) and, notwithstanding such circumstances, the Canadian Grantors agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Canadian Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to file and receive a receipt for a prospectus for a form of public sale requiring the filing and receipt for of a prospectus under the Securities Act or under applicable provincial securities laws, even if such issuer would, or should, agree to so file and obtain a receipt for a prospectus.

                  (c) If the Canadian Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Canadian Grantors shall and shall cause each issuer of any Pledged Collateral to be sold hereunder from time to time to furnish to the Canadian Collateral Agent all such information as the Canadian Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Canadian Collateral Agent in exempt transactions under the Securities Act, as the same are from time to time in effect.

                  7.8 Appointment of Receiver. Upon the occurrence of and during the continuance of any Event of Default, the Canadian Collateral Agent may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of the Canadian Collateral Agent or not, to be a receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her stead. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed the agent of the Canadian Grantors and not the Canadian Collateral Agent or any Secured Party, and neither the Canadian Collateral Agent nor any Secured Party shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants, agents or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of such Canadian Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including such Canadian Grantor, enter upon, use and occupy all premises owned or occupied by such Canadian Grantor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on such Canadian Grantor's business or as security for loans or advances to enable the Receiver to carry on such Canadian Grantor's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Canadian Collateral Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to the Canadian Collateral Agent. Every such Receiver may, in the discretion of the Canadian Collateral Agent, be vested with all or any of the rights and powers of the Canadian Collateral Agent.

                  7.9 Exercise of Rights by the Canadian Collateral Agent. Upon the occurrence of and during the continuance of an Event of Default, the Canadian Collateral Agent may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of Section 7.8.

7.10 Waiver; Deficiency. Each Canadian Grantor hereby waives protest of any instrument constituting Collateral at any time held by the Canadian Collateral Agent on which such Canadian Grantor is any way liable. Each Canadian Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Canadian Collateral Agent or any Secured Party to collect such deficiency.

                    SECTION 8. THE CANADIAN COLLATERAL AGENT

                  8.1 Canadian Collateral Agent's Appointment as Attorney-in-Fact, etc. (a) Each Canadian Grantor hereby irrevocably constitutes and appoints the Canadian Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Canadian Grantor and in the name of such Canadian Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Canadian Grantor hereby gives the Canadian Collateral Agent the power and right, an behalf of such Canadian Grantor, without notice to or assent by such Canadian Grantor, to do any or all of the following:

                           (i) in the name of such Canadian Grantor or its own
                  name, or otherwise, take possession of and indorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Canadian Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

                           (ii) in the case of any Intellectual Property,
                  execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Canadian Collateral Agent may reasonably request to evidence the Canadian Collateral Agent's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Canadian Grantor relating thereto or represented thereby;

                           (iii) pay or discharge taxes and liens levied or
                  placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                           (iv) execute, in connection with any sale provided
                  for in Section 7.6 or 7.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                           (v) (1) direct any party liable for any payment under
                  any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Canadian Collateral Agent or as the Canadian Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
                  (5) defend any suit, action or proceeding brought against such Canadian Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Canadian Collateral Agent may deem reasonably appropriate;
                  (7) assign any Copyright, Patent, Design or Trademark (along with the goodwill of the business to which any such Copyright, Patent, Design or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Canadian Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Canadian Collateral Agent were the absolute owner thereof for all purposes, and do, at the Canadian Collateral Agent's option and such Canadian Grantor's expense, at any time, or from time to time, all acts and things which the Canadian Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Canadian Collateral Agent's and the Secured Parties, security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Canadian Grantor might do.

                  Anything in this Section 8.1(a) to the contrary notwithstanding, the Canadian Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Canadian Grantor fails to perform or comply with any of its agreements contained herein, the Canadian Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The reasonable expenses of the Canadian Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Loans under the Credit Agreement, from the date of payment by the Canadian Collateral Agent to the date reimbursed by the relevant Canadian Grantor, shall be payable by such Canadian Grantor to the Canadian Collateral Agent on demand.

                  (d) Each Canadian Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  8.2 Duty of Canadian Collateral Agent. The Canadian Collateral Agent and any nominee on its behalf shall be bound to exercise in the holding of the Collateral in its possession, the same degree of care as it would exercise with respect to similar property of its own of similar value held in the same place. Neither the Canadian Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Canadian Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Canadian Collateral Agent and the Secured Parties hereunder are solely to protect the Canadian Collateral Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Canadian Collateral Agent or any Secured Party to exercise any such powers. The Canadian Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Canadian Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  8.3 Authority of Canadian Collateral Agent. Each Canadian Grantor acknowledges that the rights and responsibilities of the Canadian Collateral Agent under this Agreement with respect to any action taken by the Canadian Collateral Agent or the exercise or non-exercise by the Canadian Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Canadian Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Canadian Collateral Agent and the Canadian Grantors, the Canadian Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Canadian Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  8.4 Grant of Licence to Use Intellectual Property. For the purpose of enabling the Canadian Collateral Agent to exercise its rights and remedies hereunder and under the other Loan Documents, each Canadian Grantor hereby grants to the Canadian Collateral Agent an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to such Canadian Grantor) to use, licence or sublicence any Intellectual Property now owned or hereafter acquired by such Canadian Grantor, and wherever the same may be located, and including in such licence access to all media in which any of the licenced items may be recorded or stored and to all Software used for the compilation or printout thereof.

                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Credit Agreement.

                  9.2 Notices. All notices, requests and demands to or upon the Canadian Collateral Agent or any Canadian Grantor hereunder shall be effected in the manner provided for in subsection 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

                  9.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Canadian Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Canadian Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Canadian Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the

Canadian Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  9.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Canadian Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Canadian Collateral Agent.

                  (b) Each Guarantor agrees to pay, and to save the Canadian Collateral Agent and each Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay not caused by the Canadian Collateral Agent or the Secured Parties in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Guarantor agrees to pay, and to save the Canadian Collateral Agent and each Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent a Canadian Borrower would be required to do so pursuant to subsection 9.05 of the Credit Agreement.

                  (d) As an original and independent obligation under this Guarantee, each Guarantor shall indemnify the Canadian Collateral Agent and each of the Secured Parties and keep the Canadian Collateral Agent and each of the Secured Parties indemnified against any cost, loss, expense or liability of whatever kind resulting from the failure by a Canadian Borrower or another Guarantor to make due and punctual payment of any of the Canadian Borrower Obligations or any Guarantor Obligations guaranteed by such Guarantor or resulting from any of the Canadian Borrower Obligations or any Guarantor Obligations guaranteed by such Guarantor being or becoming void, voidable, unenforceable or ineffective against a Canadian Borrower or another Guarantor.

                  (e) The agreements in this Section 9.4 shall survive repayment of the Canadian Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  9.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Canadian Grantor and shall inure to the benefit of the Canadian Collateral Agent and the Secured Parties and their successors and permitted assigns under the Credit Agreement; provided that no Canadian Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Canadian Collateral Agent.

                  9.6 Set-Off. Each Canadian Grantor hereby irrevocably authorizes the Canadian Collateral Agent and each Secured Party without notice to such Canadian Grantor or any other Canadian Grantor, any such notice being expressly waived by each Canadian Grantor to the extent permitted by applicable law, upon any amount becoming due and payable by such Canadian Grantor hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Canadian Collateral Agent or such Secured Party to or for the credit or the account of such Canadian Grantor. The Canadian Collateral Agent and each Secured Party agrees to notify such Canadian Grantor promptly of any such set-off and the application made by the Canadian Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Canadian Collateral Agent and each Secured Party under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Canadian Collateral Agent or such Secured Party may have.

                  9.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Canadian Grantors, the Canadian Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Canadian Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.11 Paramountcy. To the extent of any conflict or inconsistency between the provisions of the Credit Agreement and this Agreement, the Credit Agreement shall prevail. For greater certainty, any provision contained in this Agreement shall not be in conflict with, or be inconsistent with, any provision in the Credit Agreement if a provision is contained in this Agreement and not in the Credit Agreement.

                  9.12 GOVERNING LAW. THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

                  9.13 Submission To Jurisdiction; Waivers. Each Canadian Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the Province of Ontario;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action, or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Canadian Grantor at its address referred to in Section 9.2 or at such other address of which the Canadian Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages; provided that any such waiver shall not apply with respect to claims arising from the gross negligence or wilful misconduct of the Canadian Collateral Agent or any Secured Party.

                  9.14 Acknowledgements. Each Canadian Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the Canadian Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Canadian Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Canadian Grantors, on the one hand, and the Canadian Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Canadian Grantors and the Secured Parties.

                  9.15 Additional Canadian Grantors. Each Subsidiary of the Canadian Holdings or either Canadian Borrower that is required to become a party to this Agreement pursuant to the Credit Agreement shall become a Canadian Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  9.16 Amalgamation. Each Canadian Grantor acknowledges and agrees that in the event it amalgamates with any other company or companies it is the intention of the parties hereto that the term "Canadian Grantor" when used herein shall apply to each of the amalgamating companies and to the amalgamated company, such that the security interest granted hereby:

                  (a) shall extend to "Collateral" (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any "Collateral" thereafter owned or acquired by the amalgamated company, and

                  (b) shall secure the "Canadian Obligations" (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to the Canadian Collateral Agent and the Secured Parties at the time of amalgamation and any "Obligations" of the amalgamated company to the Canadian Collateral Agent and the Secured Parties thereafter arising. The security interest shall attach to "Collateral" owned by each company amalgamating with such Canadian Grantor, and by the amalgamated company, at the time of the amalgamation, and shall attach to any "Collateral" thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

                  9.17 Releases. (a) At such time as the Loans, Reimbursement Obligations and the other Canadian Obligations (other than Obligations in respect of the Lender Interest Rate Agreements) shall have been paid in full (other than contingent obligations which, pursuant to the terms of this Agreement or the Credit Agreement survive the termination of this Agreement and the Credit Agreement and the repayment of the Loans), the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Canadian Collateral Agent and each Canadian Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Canadian Grantors. At the request and sole expense of any Canadian Grantor following any such termination, the Canadian Collateral Agent shall deliver to such Canadian Grantor any Collateral held by the Canadian Collateral Agent hereunder, and execute and deliver to such Canadian Grantor such documents as such Canadian Grantor shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Canadian Grantor in a transaction permitted by the Credit Agreement, then the Canadian Collateral Agent, at the request and sole expense of such Canadian Grantor, shall execute and deliver to such Canadian Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and, if such Collateral is held by the Canadian Collateral Agent hereunder, deliver such Collateral to such Canadian Grantor or as such Canadian Grantor shall otherwise direct. At the request and sole expense of the Canadian Borrowers a Guarantor that is a Subsidiary of a Canadian Borrower shall be released from its obligations hereunder in the event that all the shares in the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the applicable Canadian Borrower shall have delivered to the Canadian Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Canadian Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                  9.18 Waiver of Jury Trial. Each Grantor hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this agreement or any other loan document and for any counterclaim therein.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Canadian Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                             COLLINS & AIKMAN HOLDINGS CANADA INC.


                             by  /s/ Ronald T. Lindsay
                               ---------------------------------------
                                  Title: Secretary and Vice President

                             COLLINS & AIKMAN CANADA INC.


                             by: /s/ Ronald T. Lindsay
                               ---------------------------------------
                                  Title: Secretary and Vice President

                             COLLINS & AIKMAN PLASTICS, LTD.


                             by /s/ Ronald T. Lindsay
                                  Title: Secretary and Vice President
                               ---------------------------------------

                            C & A CANADA INTERNATIONAL HOLDINGS LIMITED


                            by /s/ Ronald T. Lindsay
                               ---------------------------------------
                                Title: Vice President

                            THE CHASE MANHATTAN BANK OF CANADA,
                             as Canadian Collateral Agent


                            by /s/ Drew McDonald
                               ---------------------------------------
                                Title: Vice President

                            by  /s/ Sara Collins
                               ---------------------------------------
                                 Title: Vice President

                                                                      Schedule 1



                         NOTICE ADDRESSES OF GUARANTORS



150 Collins Street
Farnham, Qu<W074>bec  J2N 2N8

                                                                      Schedule 2



                        DESCRIPTION OF PLEDGED COLLATERAL

PLEDGED STOCK:


            Issuer                     Class of Stock           Stock Certificate No.                No. of Shares
- --------------------------------    ---------------------    ----------------------------    -------------------------------
Collins & Aikman Plastics, Ltd.            Common                        D-1                             56,453

Collins & Aikman Holdings                  Common                        C-1                               1
Canada, Inc.

C & A Canada International                 Common                        C-1                               25
Holdings Limited                                                         C-2                               75
                                                                         C-3                              750
                                                                         C-4                              250

Collins & Aikman Canada Inc.               Common                        C-2                              612

Collins & Aikman Luxembourg SA              N/A                          N/A                              370







PLEDGED NOTES:


                       Issuer                                         Payee                        Principal Amount
- -----------------------------------------------------      -----------------------------    -------------------------------
                        Nil


                                                                      SCHEDULE 3



                            FILINGS AND OTHER ACTIONS



                     REQUIRED TO PERFECT SECURITY INTERESTS



                       Personal/Moveable Property Filings



                      Collins & Aikman Holdings Canada Inc.
                                     Ontario


                          Collins & Aikman Canada Inc.
                                     Ontario
                                     Quebec


                         Collins & Aikman Plastics, Ltd.
                                     Ontario
                                     Quebec


                   C & A Canada International Holdings Limited
                                     Ontario



                          Patent and Trademark Filings



                                       Nil

                                                                      Schedule 4



  LOCATION OF JURISDICTION OF ORGANIZATION, DOMICILE AND CHIEF EXECUTIVE OFFICE

        Grantor             Jurisdiction of       Domicile          Location of Chief          Location of          Locations of
        ------                Organization        --------           Executive Office       Collateral Books         Obligors on
                            ---------------                           and Corporate             and Record             Account
                                                                          Office            ----------------        -------------
                                                                      ---------------
C & A Canada                    Ontario      199 Bay Street         150 Collins Street     150 Collins Street       No Obligors on
International Holdings                       Commerce Court West    Farnham,               Farnham, Qu<W074>bec        Account
Limited                                      Suite 5300             Qu<W074>bec            J2N 2N8
                                             Toronto, ON            J2N 2N8
                                             M5L 1B9
Collins & Aikman                Ontario      199 Bay Street         150 Collins Street     150 Collins Street        Qu<W074>bec,
Canada Inc.                                  Commerce Court West    Farnham,               Farnham, Qu<W074>bec        Ontario
                                             Suite 5300             Qu<W074>bec            J2N 2N8
                                             Toronto, ON            J2N 2N8
                                             M5L 1B9
Collins & Aikman                 Canada      150 Collins Street     150 Collins Street     150 Collins Street       No Obligors on
Holdings Canada Inc.                         Farnham,               Farnham,               Farnham, Qu<W074>bec        Account
                                             Qu<W074>bec            Qu<W074>bec            J2N 2N8
                                             J2N 2N8                J2N 2N8
Collins & Aikman                Ontario      199 Bay Street         150 Collins Street     150 Collins Street        Qu<W074>bec,
Plastics, Ltd.                               Commerce Court West    Farnham,               Farnham, Qu<W074>bec        Ontario
                                             Suite 5300             Qu<W074>bec            J2N 2N8
                                             Toronto, ON            J2N 2N8
                                             M5L 1B9

                                                                      Schedule 5



                      LOCATIONS OF INVENTORY AND EQUIPMENT


                     Grantor                                       Locations
                     -------                                       ---------
COLLINS & AIKMAN CANADA INC.                       >>    150 Collins Street
                                                         Farnham, Qu<W074>bec  J2N 2N8

                                                   >>    16 Richelieu Street
                                                         Lacolle, Qu<W074>bec  J0J 1J0

                                                   >>    160 Ingersoll Street
                                                         Ingersoll, Ontario  N5C 3V3

                                                   >>    Plant 1
                                                         51 Breithaupt Street
                                                         Kitchener, Ontario  N2G 4R9

                                                   >>    Plant 2
                                                         265 Breithaupt Street
                                                         Kitchener, Ontario  N2G 4R9

                                                   >>    50 Chisholm Street
                                                         Ingersoll, Ontario

COLLINS & AIKMAN PLASTICS, LTD.                    >>    900 Queen Street
                                                         Gananoque, Ontario  K7G 2W7

                                                   >>    590 Abilene Drive
                                                         Mississauga, Ontario  L5T 2T4

                                                   >>    165 Milner Avenue
                                                         Scarborough, Ontario  M1S 4G7

                                                   >>    291 Griffith Road
                                                         Stratford, Ontario  N5A 7P3

                                                   >>    440 Passmore Avenue
                                                         Scarborough, Ontario  M1V 5J8

                                                                      Schedule 6





                        COPYRIGHTS AND COPYRIGHT LICENCES




                                       Nil




                           PATENTS AND PATENT LICENCES




                                       Nil




                        TRADEMARKS AND TRADEMARK LICENCES




                                       Nil

                                                                      Schedule 7



                    BOOKS AND RECORDS CONCERNING RECEIVABLES




                     Grantor                                                    Locations
                     -------                                                    ---------
COLLINS & AIKMAN CANADA INC.                                    >>    5755 New King Court
                                                                      Troy, MI 48098

                                                                >>    701 McCullough Drive
                                                                      Charlotte, NC  28262

                                                                >>    150 Collins Street
                                                                      Farnham, Qu<W074>bec  J2N 2N8

COLLINS & AIKMAN PLASTICS, LTD.                                 >>    5755 New King Court
                                                                      Troy, MI 48098

                                                                >>    701 McCullough Drive
                                                                      Charlotte, NC  28262

                                                                >>    165 Milner Avenue
                                                                      Scarborough, Ontario  M1S 4G7

                          ACKNOWLEDGEMENT AND CONSENT*

         The undersigned hereby acknowledges receipt of a copy of the Canadian Guarantee and Collateral Agreement dated as of February 23, 2001 (the "Agreement"), made by the Canadian Grantors parties thereto for the benefit of The Chase Manhattan Bank of Canada, as Canadian Collateral Agent. The undersigned agrees for the benefit of the Canadian Collateral Agent and the Secured Parties as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Canadian Collateral Agent promptly in writing of the occurrence of any of the events described in Section 6.7(a) of the Agreement.

         3. The terms of Sections 7.3(c) and 7.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(c) or 7.7 of the Agreement.



                                 [NAME OF ISSUER]



                                 By:
                                     ---------------------------------------
                                     Name:
                                     Title:


                                 Address for Notices:

                                 -----------------------------------------

                                 -----------------------------------------


                                 -----------------------------------------

                                 Fax:


- -----------------------------

- -        This consent is necessary only with respect to an Issuer which is not also a Grantor

                                                                      Annex 1 to
                                     Canadian Guarantee and Collateral Agreement



                  ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the "Additional Grantor"), in favor of THE
CHASE MANHATTAN BANK OF CANADA, as Canadian collateral agent (in such capacity, the "Canadian Collateral Agent") for the Secured Parties as defined in the Canadian Guarantee and Collateral Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Canadian Guarantee and Collateral Agreement.

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, Collins & Aikman Products Co., a Delaware corporation (the "Company"), Collins & Aikman Canada Inc., an Ontario corporation ("Collins & Aikman Canada"), Collins & Aikman Plastics, Ltd., an Ontario corporation ("Collins & Aikman Plastics", and collectively with Collins & Aikman Canada, the "Canadian Borrowers"), Collins & Aikman Corporation, a Delaware corporation ("Holdings"), the financial institutions parties thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") and The Chase Manhattan Bank of Canada, as Canadian Collateral Agent (in such capacity, the "Canadian Collateral Agent") have entered into a Credit Agreement, dated as of May 28, 1998, as amended and restated through ____________________, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement, the Canadian Borrowers and certain of their Affiliates (other than the Additional Grantor) have entered into the Canadian Guarantee and Collateral Agreement, dated as of ________________________, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Canadian Collateral Agent for the benefit of the Secured Parties;

                  WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Canadian Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Canadian Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                   1. Canadian Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 9.15 of the Canadian Guarantee and Collateral Agreement, hereby becomes a party to the Canadian Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Canadian Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Canadian Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE IN THE PROVINCE OF ONTARIO.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.



                                             [ADDITIONAL GRANTOR]



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement



                            Supplement to Schedule 1



                            Supplement to Schedule 2



                            Supplement to Schedule 3



                            Supplement to Schedule 4



                            Supplement to Schedule 5



                            Supplement to Schedule 6



                            Supplement to Schedule 7

                                     ANNEX 2

                                PLEDGE SUPPLEMENT

         This Pledge Supplement (the "PLEDGE SUPPLEMENT") dated as of ________________, is being executed and delivered to the Canadian Collateral Agent pursuant to the Canadian Guarantee and Collateral Agreement dated as of ___________ , 2001 (as amended, supplemented, restated and otherwise modified from time to time, the "CANADIAN GUARANTEE AND COLLATERAL AGREEMENT") between the undersigned, as a Canadian Grantor, the other Canadian Grantors signatory thereto and The Chase Manhattan Bank of Canada, as the Canadian Collateral Agent for the Secured Parties thereunder. This Pledge Supplement supplements the Canadian Guarantee and Collateral Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Canadian Guarantee and Collateral Agreement.

                  1. The securities described below (the "ADDITIONAL PLEDGED STOCK") have been deposited with the Canadian Collateral Agent.


                             Type of Pledged       Number of Pledged      Percentage of Total
      Corporation              Securities              Securities             Outstanding          Certificate No.
      -----------              ----------              ----------             -----------          ---------------

      -----------              ----------              ----------             -----------          ---------------
      -----------              ----------              ----------             -----------          ---------------
      -----------              ----------              ----------             -----------          ---------------

         2. The Additional Pledged Stock is beneficially owned solely by the undersigned and, prior to the registration in Canadian Collateral Agent's name of the name of its nominee's, were also legally owned solely by the undersigned.

         3. The Additional Pledged Stock have been duly pledged to Canadian Collateral Agent under the Canadian Guarantee and Collateral Agreement. The undersigned hereby confirms that all Pledged Collateral, including, without limitation, the Additional Pledged Stock, shall be subject to and dealt with in accordance with the Canadian Guarantee and Collateral Agreement.


                                        --------------------------------------
                                        by its authorized officers
                                        By:
                                          ------------------------------------
                                        Name:
                                        Title:

                                     ANNEX 3

                                 REVOCABLE PROXY

         The undersigned agrees to, and hereby grants to, ______________________ (the "PLEDGOR") a proxy pursuant to the provisions of [THE BUSINESS CORPORATIONS ACT (ONTARIO)] revocable as hereinafter provided, to attend, vote and act for and on behalf of the undersigned at any and all meetings of _____________________ (the "CORPORATION") and at any adjournment or adjournments thereof held prior to the revocation of this proxy, to the same extent and with the same power as if the undersigned were personally present at the meeting or such adjournment or adjournments thereof, and to execute and deliver written consents or otherwise act with respect to, all shares of capital stock (the "STOCK") of the Corporation now owned or hereafter acquired by Pledgor and pledged to the undersigned under Canadian Guarantee and Collateral Agreement dated as of __________, 2001 (as amended, supplemented, restated and otherwise modified from time to time, the "CANADIAN GUARANTEE AND COLLATERAL AGREEMENT") between the undersigned, as a Canadian Grantor, the other Canadian Grantors signatory thereto and The Chase Manhattan Bank of Canada, as the Canadian Collateral Agent for the Secured Parties under the Credit Agreement, as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws, rules or regulations governing the rights and powers of shareholders of an Ontario corporation. This proxy is given pursuant to the Canadian Guarantee and Collateral Agreement and is revocable only upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement) and following delivery of notice of such revocation from the Canadian Collateral Agent to Pledgor, provided that no such notice shall be required if (i) an Event of Default has occurred under the Credit Agreement; or
(ii) if the Canadian Collateral Agent has exercised any rights or remedies under the Credit Agreement or has commenced to exercise such rights and remedies. Pledgor shall not have the power and shall not attempt with this proxy to vote, execute written resolutions or give consents for any purposes prohibited by the Canadian Guarantee and Collateral Agreement, the other Loan Documents (as defined in the Credit Agreement) or any of the rights of the undersigned or the Secured Parties in connection therewith.

         Dated as of the _____ day of ___________, _________.




                                    THE CHASE MANHATTAN BANK OF CANADA.,
                                    as the Canadian Collateral Agent
                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title: